UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/12/2010

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32253

Delaware	23-3058564
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)

(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Based upon the recommendation of the Nominating and Corporate Governance Committee, effective July 12, 2010, EnerSys' Board of Directors appointed Seifi Ghasemi as a Class I director of EnerSys' Board of Directors, with a term expiring at the 2011 annual meeting of stockholders.

Board committee assignments have not yet been determined for Mr. Ghasemi. Mr. Ghasemi does not have an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Ghasemi will be compensated for services as a director on the same basis as other non-employee directors of EnerSys, including annual retainers, fees for attending board and committee meetings, eligibility to participate in the EnerSys Voluntary Deferred Compensation Plan for Non-Employee Directors and eligibility to receive other stock-based awards as may be approved from time to time by the Board of Directors of EnerSys.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2010	By:	/s/ Richard W. Zuidema
Richard W. Zuidema
Executive Vice President - Administration & Secretary